Exhibit 12
                              MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                  Quarter Ended
                                                06/30/98  06/30/97
------------------------------------------      --------  --------
Income from continuing operations
  before income taxes                          $   3,716 $    (252)
Interest expense (net of amounts
  capitalized)                                       143       166
Interest factor on rentals (1/3)                      (1)        3
Equity losses in unconsolidated
  ventures (less than 50% owned)                      63       112
Guaranteed minority interest expense                  20        22
                                                 --------  -------
Earnings                                       $   3,941 $      51

Interest expense                               $     158 $     170
Interest factor on rentals (1/3)                      (1)        3
Guaranteed minority interest expense                  20        22
Preferred stock dividends (pre-tax
  equivalent)                                         22        18
                                                 --------  -------
Fixed charges                                  $     199 $     213

Ratio of earnings to combined fixed
  charges and preferred stock dividends            19.80         -
------------------------------------------       --------  -------

Earnings for the quarter ended June 30, 1997 were insufficient to cover fixed charges by $162.


Exhibit 12
                              MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                    Year-to-Date
                                                06/30/98  06/30/97
------------------------------------------      --------  --------

Income from continuing operations
  before income taxes                          $   3,388 $    (522)
Interest expense (net of amounts
  capitalized)                                       293       340
Interest factor on rentals (1/3)                       3         7
Equity losses in unconsolidated
  ventures (less than 50% owned)                     138       217
Guaranteed minority interest expense                  42        44
                                                --------  --------
Earnings                                       $   3,864 $      86

Interest expense                               $     318 $     348
Interest factor on rentals (1/3)                       3         7
Guaranteed minority interest expense                  42        44
Preferred stock dividends (pre-tax
  equivalent)                                         46        36
                                                --------  --------
Fixed charges                                  $     409 $     435

Ratio of earnings to combined fixed
  charges and preferred stock dividends             9.45         -
------------------------------------------      --------  --------

Earnings for the period ended June 30, 1997 were insufficient to cover fixed charges by $349.


Exhibit 12
                             MediaOne Group, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                   Quarter Ended
                                                06/30/98  06/30/97
------------------------------------------      --------  --------
Income from continuing operations
  before income taxes                          $   3,716 $    (252)
Interest expense (net of amounts
  capitalized)                                       143       166
Interest factor on rentals (1/3)                      (1)        3
Equity losses in unconsolidated
  ventures (less than 50% owned)                      63       112
Guaranteed minority interest expense                  20        22
                                                --------  --------
Earnings                                       $   3,941 $      51

Interest expense                               $     158 $     170
Interest factor on rentals (1/3)                      (1)        3
Guaranteed minority interest expense                  20        22
                                                --------  --------
Fixed charges                                  $     177 $     195

Ratio of earnings to fixed charges                 22.27         -
------------------------------------------      --------  --------

Earnings for the quarter ended June 30, 1997 were insufficient to cover fixed charges by $144.


Exhibit 12
                            MediaOne Group, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                   Year Ended
                                                06/30/98  06/30/97
------------------------------------------      --------  --------
Income from continuing operations
  before income taxes                          $   3,388 $    (522)
Interest expense (net of amounts
  capitalized)                                       293       340
Interest factor on rentals (1/3)                       3         7
Equity losses in unconsolidated
  ventures (less than 50% owned)                     138       217
Guaranteed minority interest expense                  42        44
                                                --------  --------
Earnings                                       $   3,864 $      86

Interest expense                               $     318 $     348
Interest factor on rentals (1/3)                       3         7
Guaranteed minority interest expense                  42        44
                                                --------  --------
Fixed charges                                  $     363 $     399

Ratio of earnings to fixed charges                 10.64         -
------------------------------------------      --------  --------

Earnings for the period ended June 30, 1997 were insufficient to cover fixed charges by $313.